UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

AMERICAN BRIVISION (HOLDING) CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive, Goshen, NY, 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 551-8728

METU BRANDS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On January 8, 2016, Metu Brands, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose that the Company filed a Certificate of Amendment (the “Amendment”) to Articles of Incorporation with Nevada's Secretary of State and requested an effective date of January 4, 2016 for changing its name from Metu Brands, Inc. to American BriVision (Holding) Corporation (the “Name Change”), and increasing its authorized shares of common stock from 90,000,000 to 350,000,000, par value $0.001 per share and authorized shares of preferred stock from 10,000,000 to 20,000,000, par value $0.001 per share (the “Increase of Authorized Stock”).

The Company also requested to change its OTCQB ticker symbol from “MTOO” to “ABVC”, which was approved by FINRA and took effect as of January 14, 2016.

Pursuant to the Name Change and change of symbol, the Company’s CUSIP for its commons stock has been changed to 024733107.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

Date: January 29, 2016	By:	/s/ Eugene Jiang
Eugene Jiang
Chief Executive Officer and Chairman